Exhibit 99.1

Bruker Reports Second Quarter 2014 Financial Results

BILLERICA, Mass. — August 6, 2014 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its second quarter ended June 30, 2014.

Bruker’s revenues for the second quarter of 2014 grew by 0.5 percent to $457.4 million, compared to $454.9 million in the second quarter of 2013.  Excluding a 0.5 percent positive effect from acquisitions and a 2.2 percent benefit from changes in foreign exchange rates, Bruker reported a year-over-year organic revenue decline of 2.2 percent in the second quarter of 2014.

Bruker reported second quarter 2014 GAAP operating income of $35.4 million, or 7.7% of revenues, compared to $43.5 million, or 9.6% of revenues, in the second quarter of 2013.  Second quarter 2014 GAAP earnings per diluted share (EPS) were $0.10, compared to EPS of $0.14 in the second quarter of 2013.

On a non-GAAP basis, Bruker reported second quarter 2014 operating income of $52.7 million, or 11.5% of revenues, compared to $53.3 million, or 11.7% of revenues, in the second quarter of 2013.  Second quarter 2014 non-GAAP EPS were $0.21, compared to $0.18 in the second quarter of 2013.  Free cash flow in the second quarter of 2014 was $5.4 million, a $28.6 million increase compared to ($23.2) million in the second quarter of 2013.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the first six months of 2014, Bruker’s revenues grew 3.9 percent to $881.1 million, compared to $848.3 million in the first six months of 2013.  Excluding a 0.8 percent net positive effect from acquisitions and divestitures, and a 1.2 percent benefit from changes in foreign exchange rates, Bruker reported year-over-year organic revenue growth of 1.9 percent in the first six months of 2014.

Bruker reported GAAP operating income of $56.0 million, or 6.4% of revenues, for the first six months of 2014, compared to $55.7 million, or 6.6% of revenues, for the first six months of 2013.  The Company’s GAAP EPS for the first six months of 2014 were $0.15, compared to $0.17 in the first six months of 2013.

On a non-GAAP basis, Bruker reported operating income of $84.8 million, or 9.6% of revenues, for the first six months of 2014, compared to $76.9 million, or 9.1% of revenues, for the first six months of 2013.  Non-GAAP EPS for the first six months of 2014 were $0.32, compared to $0.26 in the first six months of 2013.  Free cash flow for the first six months of 2014 was $14.7 million, a $70.7 million increase compared to ($56.0) million for the first six months of 2013.

“Facing a difficult year-over-year comparison, we reported second quarter 2014 results that were in line with our expectations.  Through the first six months of 2014, we have delivered a solid combination of top-line growth, EPS, and cash flow improvements,” said Frank Laukien, President and CEO of Bruker.  “In late July, we also took the important step of announcing our plan to divest certain assets and implement a significant restructuring program in our Chemical & Applied Markets (CAM) division.  As a result, we expect to reduce CAM’s annual revenues by approximately $50 to $70 million, but improve CAM’s profitability by $15 to $20 million annually, once the plan is fully implemented.  While we anticipate that these actions will improve Bruker’s overall profitability in 2015 and beyond, CAM’s operating performance in the second half of 2014 will be adversely affected by our divestiture and restructuring efforts.”

As a result of the revised outlook for CAM and a lower growth outlook in some of Bruker’s other businesses, Bruker is lowering its 2014 revenue and non-GAAP EPS guidance.  The Company now expects its full year 2014 reported revenues to grow year-over-year between 1 and 2 percent, compared to its previous guidance of 3 to 4 percent growth.  The revised revenue outlook includes an expectation that second-half 2014 revenues will be at the same level as second-half 2013 revenues, with the fourth quarter being much stronger than the third quarter.  Given the revised growth outlook, Bruker now expects full-year 2014 non-GAAP EPS to be in a range between $0.78 and $0.81, compared to its previous guidance of $0.85 to $0.88.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Daylight Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-877-270-2148 or +1-412-902-6510, and referencing “Bruker’s Second Quarter 2014 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10049872.  The replay will be available beginning one hour after the end of the conference through August 13, 2014.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2013. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

T: +1 (978) 667 — 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30	December 31,
(in millions)	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$389.8	$438.7
Short-term investments	67.8	—
Accounts receivable, net	279.6	307.6
Inventories	612.1	589.8
Other current assets	116.1	95.8
Total current assets	1,465.4	1,431.9

Property, plant and equipment, net	293.4	299.5
Intangible and other long-term assets	245.1	256.9

Total assets	$2,003.9	$1,988.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.8	$0.7
Accounts payable	102.2	74.8
Customer advances	223.5	258.6
Other current liabilities	302.0	314.5
Total current liabilities	628.5	648.6

Long-term debt	354.9	354.3
Other long-term liabilities	135.1	135.2

Total shareholders’ equity	885.4	850.2

Total liabilities and shareholders’ equity	$2,003.9	$1,988.3

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2014	2013	2014	2013

Revenues	$457.4	$454.9	$881.1	$848.3
Cost of revenues	256.9	253.3	500.9	472.2

Gross profit	200.5	201.6	380.2	376.1

Operating expenses:
Selling, general and administrative	115.0	107.1	224.5	213.9
Research and development	44.5	46.5	90.5	95.9
Other charges, net	5.6	4.5	9.2	10.6
Total operating expenses	165.1	158.1	324.2	320.4

Operating income	35.4	43.5	56.0	55.7

Interest and other income (expense), net	(2.3)	(7.8)	(7.2)	(11.7)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	33.1	35.7	48.8	44.0
Income tax provision	16.3	12.4	22.0	15.0

Consolidated net income	16.8	23.3	26.8	29.0
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.4	0.4	1.7	0.7
Net income attributable to Bruker Corporation	$16.4	$22.9	$25.1	$28.3

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.10	$0.14	$0.15	$0.17
Diluted	$0.10	$0.14	$0.15	$0.17

Weighted average common shares outstanding:
Basic	167.6	166.8	167.5	166.6
Diluted	169.5	168.4	169.4	168.2

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2014	2013	2014	2013
Cash flows from operating activities:
Consolidated net income	$16.8	$23.3	$26.8	$29.0
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	14.8	15.0	30.0	30.2
Write-down of demonstration inventories to net realizable value	7.6	8.2	15.2	16.0
Stock-based compensation expense	3.0	1.4	5.0	3.2
Deferred income taxes	—	—	0.3	(2.6)
Gain on disposal of product line	—	—	(0.3)	(0.9)
Other non-cash expenses, net	0.5	0.6	1.5	0.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16.1	(29.6)	28.9	(20.9)
Inventories	(0.4)	15.1	(38.4)	(21.9)
Accounts payable and accrued expenses	(13.0)	(6.3)	8.9	(14.1)
Income taxes payable	6.8	(8.9)	8.8	(12.9)
Deferred revenue	(3.1)	2.1	1.9	5.0
Customer advances	(27.2)	(25.6)	(34.8)	(21.9)
Other changes in operating assets and liabilities, net	(8.9)	(2.0)	(22.3)	(13.4)
Net cash provided by (used in) operating activities	13.0	(6.7)	31.5	(24.9)

Cash flows from investing activities:
Purchases of short-term investments	(67.8)	—	(67.8)	—
Cash paid for acquisitions, net of cash acquired	—	(1.3)	—	(2.1)
Proceeds from disposal of product line	—	—	0.7	0.5
Purchases of property, plant and equipment	(7.6)	(16.5)	(16.8)	(31.1)
Proceeds from sales of property, plant and equipment	0.5	—	1.1	0.6
Net cash used in investing activities	(74.9)	(17.8)	(82.8)	(32.1)

Cash flows from financing activities:
Repayment of other debt, net	(0.3)	0.2	(0.5)	(0.5)
Proceeds from issuance of common stock, net	1.8	0.4	4.8	4.5
Changes in restricted cash	0.3	1.8	—	(1.3)
Cash payments to noncontrolling interest	(1.1)	—	(1.1)	—
Net cash provided by financing activities	0.7	2.4	3.2	2.7
Effect of exchange rate changes on cash and cash equivalents	(3.0)	3.6	(0.8)	(5.4)
Net change in cash and cash equivalents	(64.2)	(18.5)	(48.9)	(59.7)
Cash and cash equivalents at beginning of period	454.0	269.4	438.7	310.6
Cash and cash equivalents at end of period	$389.8	$250.9	$389.8	$250.9

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2014	2013	2014	2013
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$35.4	$43.5	$56.0	$55.7
Non-GAAP Adjustments:
Restructuring Costs	10.7	1.8	13.1	5.0
Acquisition-Related Costs	0.5	0.3	1.6	0.9
Purchased Intangible Amortization	4.8	5.1	10.0	10.2
Other Costs	1.3	2.6	4.1	5.1
Total Non-GAAP Adjustments:	$17.3	$9.8	$28.8	$21.2

Non-GAAP Operating Income	$52.7	$53.3	$84.8	$76.9
Non-GAAP Operating Margin	11.5%	11.7%	9.6%	9.1%

Non-GAAP Interest & Other Income (Expense), net	(2.3)	(9.3)	(7.5)	(14.1)
Non-GAAP Profit Before Tax	50.4	44.0	77.3	62.8

Non-GAAP Income Tax Provision	(15.1)	(13.7)	(22.0)	(18.8)
Non-GAAP Tax Rate	30.0%	31.1%	28.5%	29.9%

Minority Interest	(0.4)	(0.4)	(1.7)	(0.7)

Non-GAAP Net Income Attributable to Bruker	34.9	29.9	53.6	43.3

Weighted Average Shares Outstanding (Diluted)	169.5	168.4	169.4	168.2

Non-GAAP Earnings Per Share	$0.21	$0.18	$0.32	$0.26

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$200.5	$201.6	$380.2	$376.1
Non-GAAP Adjustments:
Restructuring Costs	6.7	—	8.9	—
Acquisition-Related Costs	0.2	0.2	0.7	0.4
Purchased Intangible Amortization	4.4	4.7	9.2	9.5
Total Non-GAAP Adjustments:	11.3	4.9	18.8	9.9
Non-GAAP Gross Profit	$211.8	$206.5	$399.0	$386.0
Non-GAAP Gross Margin	46.3%	45.4%	45.3%	45.5%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(2.3)	$(7.8)	$(7.2)	$(11.7)
Non-GAAP Adjustments:
Insurance Settlement	—	(1.5)	—	(1.5)
Sale of Product Line	—	—	(0.3)	(0.9)
Total Non-GAAP Adjustments:	—	(1.5)	(0.3)	(2.4)
Non-GAAP Interest & Other Income (Expense), net	$(2.3)	$(9.3)	$(7.5)	$(14.1)

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.